UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2015

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2015, Premier Healthcare Alliance, L.P. (“PHA”), along with its wholly owned subsidiaries, Premier Supply Chain Improvement, Inc. (“PSCI”) and Premier Healthcare Solutions, Inc. (“PHSI”), as Co-Borrowers, Premier Services, LLC (“Services”) and certain domestic subsidiaries of Services, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Book Managers, entered into the first amendment (the “Amendment”) to the unsecured Credit Agreement, dated as of June 24, 2014 (the “Credit Agreement”). Services is a wholly-owned subsidiary of Premier, Inc. (“Premier”) and serves as the sole general partner of PHA.

The Amendment revises clause (e) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement to remove language that could be viewed as restricting the ability of stockholders to nominate and elect new directors, commonly referred to as a “dead hand proxy put.” The Amendment is responsive to recent developments under Delaware law occurring after the date of the original Credit Agreement.

Under the Credit Agreement, the occurrence of a Change of Control, among other events, constitutes an event of default. If any event of default occurs and is continuing, the Administrative Agent may, with the consent, or shall, at the request of a majority of the lenders, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable. As of the date of this report, there are no borrowings outstanding under the Credit Agreement.

The foregoing description of the Amendment to the Credit Agreement is summary in nature and qualified in its entirety by reference to such Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. All other terms of the Credit Agreement remain the same and are described in more detail in the Current Report on Form 8-K previously filed on June 25, 2014.

In the ordinary course of their business, the lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with Co-Borrowers or their affiliates, including the provision of certain advisory services and the making of advances under the Credit Agreement and other loans to Co-Borrowers and their affiliates.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of June 4, 2015, by and among Premier Healthcare Alliance, L.P., Premier Supply Chain Improvement, Inc. and Premier Healthcare Solutions, Inc., as Co-Borrowers, Premier Services, LLC and certain domestic subsidiaries of Premier Services, LLC, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Book Managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: June 4, 2015